Exhibit 99.1

INNOVATIVE AEROSYSTEMS

REPORTS THIRD QUARTER FISCAL 2026 RESULTS

Exton, PA, August 13, 2026 – Innovative Solutions & Support, Inc. (Nasdaq: ISSC) dba Innovative Aerosystems and its subsidiaries (“IA”) or the "Company", a leading provider of advanced avionic solutions for commercial, business, and military aviation markets, today announced its fiscal 2026 third quarter financial results for the three-month period ended June 30, 2026.

THIRD QUARTER FISCAL 2026 HIGHLIGHTS

(all comparisons versus the prior year period)

•	Net sales of $26.7 million, +10.7%

•	Gross profit of $13.8 million; gross margin of 51.7%

•	Net Income of $4.5 million, or $0.25 per diluted share

•	Adjusted Net Income(1) of $6.0 million, or $0.33 per diluted share

•	EBITDA(1) of $7.3 million; Adjusted EBITDA(1) of $7.7 million

•	Operating cash flow of $15.5 million for nine months ended June 30, 2026, +50.4%

•	Free cash flow(1) of $12.3 million for nine months ended June 30, 2026, +155%

•	Ratio of net debt to trailing twelve-month Adjusted EBITDA(1) of 1.4x as of June 30, 2026

•	Backlog of $82.9 million

•	Completed the acquisition of Aydin Displays in July 2026

(1)	This release includes non-GAAP financial measures, including Adjusted Net Income, Adjusted Net Income Per Share, EBITDA, Adjusted EBITDA, Free Cash Flow, and Net Debt. Descriptions of these measures and reconciliations of these measures to the most directly comparable GAAP financial measures are provided in the appendix of this release

MANAGEMENT COMMENTARY

“Our strong third quarter results reflect continued execution against our strategic priorities and position us for a solid finish to fiscal 2026 while building momentum into fiscal 2027,” stated Shahram Askarpour, President and Chief Executive Officer of Innovative Aerosystems. "Third quarter revenue increased approximately 11%, driven by strong organic growth across our commercial aerospace and business aviation markets despite elevated F-16 revenues in the last year’s comparable period as a result of the transition of manufacturing into our Exton facility. Our disciplined execution, combined with a more favorable business mix and operating leverage, contributed to gross margin of 51.7% and adjusted EBITDA growth of 74.7%, demonstrating the strength and scalability of our business model.

“During the quarter, we also made meaningful progress on several strategic initiatives that advance our long-term objective of achieving $250 million in annual revenue," continued Askarpour. "Our acquisition of Aydin Displays adds highly complementary display technologies to our portfolio, strengthens our position in the military market, and expands our capabilities into the naval and ground defense sectors. We were also pleased to announce an agreement with a leading Japanese developer of electric vertical takeoff and landing (eVTOL) aircraft, to design and develop the primary display and avionics architecture for its next-generation aircraft. This represents the first production award for our Liberty Flight Deck platform and highlights the growing commercial traction of our innovation investments. As our next generation flight deck automation products continue to gain market acceptance, we remain encouraged by the strength of our business development pipeline and future growth opportunities.

“As we continue to execute our strategic priorities, we are also excited to announce our upcoming stock ticker symbol change to 'IA,' further reinforcing our corporate rebranding as Innovative Aerosystems. Our new identity reflects our evolution into a provider of integrated avionics and intelligent aerospace systems designed to solve increasingly complex customer challenges. We were also honored to be added to the Russell 2000® Index, an important milestone that reflects the progress we have made in strengthening the Company and increasing our visibility within the investment community.

“We generated free cash flow of $12.3 million in the first nine months of fiscal 2026, reflecting our strong operating results and the benefits of our capital-light model,” continued Askarpour. “We ended the third quarter with a Net Debt to trailing twelve-month Adjusted EBITDA of 1.4x, even after deploying more than $35 million of capital toward strategic investments during fiscal 2026, which demonstrates the strong cash flow generation of our business. We ended the quarter with $53.7 million of cash and available capacity under our credit facility, which provides significant financial flexibility to advance our strategic growth priorities.

“We expect to finish fiscal 2026 on a positive note driven by continued strength across our commercial, business jet and military markets, combined with our recent acquisitions that further enhance our integrated avionics platform and overall value proposition with customers. We remain confident in our strategy, excited by the opportunities ahead, and committed to creating long-term value for our customers and shareholders,” concluded Askarpour.

THIRD QUARTER FISCAL 2026 PERFORMANCE

Third quarter revenue was $26.7 million, an increase of 10.7% compared to the same period last year, as strong growth in commercial and business aviation markets and the contribution from recent acquisitions despite elevated F-16 revenues in last year’s comparable period as a result of the transition of manufacturing into the Company’s Exton facility.

Gross profit was $13.8 million during the third quarter of 2026, an increase of 60.9% when compared to the third quarter of last year. The improvement was driven by revenue growth and a favorable revenue mix within the commercial aftermarket business, as well as the timing of expense recognition related to the F-16 transition in last year’s third quarter. As a result, third quarter 2026 gross margin was 51.7%, an increase from 35.6% during the third quarter last year.

Third quarter 2026 operating expenses were $7.8 million, compared to $5.1 million in the third quarter of last year. The increase in operating expenses reflects investments in R&D and business development in support of growth initiatives, as well as incremental expenses related to recent acquisitions.

Net income was $4.5 million, or $0.25 per diluted share during the third quarter, compared to net income of $2.4 million, or $0.14 per share in the third quarter of last year.

Adjusted Net Income was $6.0 million, or $0.33 per diluted share during the third quarter, compared to Adjusted Net Income of $2.9 million, or $0.16 per share in the third quarter of last year.

EBITDA was $7.3 million during the third quarter 2026, up from $4.3 million in the third quarter of last year, reflecting the strong revenue growth and operating leverage, partially offset by continued investments in support of growth initiatives. Adjusted EBITDA was $7.7 million during the third quarter, up from $4.4 million in the third quarter of last year.

New orders in the third quarter of fiscal 2026 were $22.7 million and backlog as of June 30, 2026 was $82.9 million. Backlog represents the value of contracts and purchase orders, less the revenue recognized to date on those contracts and purchase orders. The backlog includes committed purchases and excludes potential future sole-source production orders from products developed under the Company’s engineering development contracts programs.

BALANCE SHEET, LIQUIDITY, AND FREE CASH FLOW

As of June 30, 2026, total debt was $54.5 million. Cash and cash equivalents as of June 30, 2026, were $10.7 million, resulting in net debt of $43.8 million. Net debt increased $21 million from the year-ago period, even after deploying over $35 million used for acquisitions and elevated capital expenditures in support of the Exton expansion since the year-ago period, reflecting the strong operating results and strong free cash flow generation. As of June 30, 2026, the Company had total available liquidity of $53.7 million, including cash of $10.7 million and availability of $43.0 million under its credit line.

Cash flow provided by operations was $15.5 million during the first nine months of 2026, compared to $10.3 million in the same period last year. Capital expenditures during the first nine months of 2026 were $3.2 million, versus $5.5 million in the year-ago period. As a result, free cash flow was $12.3 million during the first three quarters of 2026 up sharply from $4.8 million last year.

THIRD QUARTER FISCAL 2026 RESULTS CONFERENCE CALL

Innovative Aerosystems will host a conference call at 10:00 AM ET on Thursday, August 13, 2026, to discuss the Company’s fiscal 2026 third quarter results.

A webcast of the conference call and accompanying presentation materials will be available in the Investor Relations section of the Company’s website at https://iascorp.com/investor-relations/events-presentation/ and a replay of the webcast will be available at the same time shortly after the webcast is complete.

To participate in the live teleconference:

Domestic Live:	1-877-451-6152

International Live:	1-201-389-0879

To listen to a replay of the teleconference, which subsequently will be available through August 27, 2026:

Domestic Replay:	1-844-512-2921

International Replay:	1-412-317-6671

Conference ID:	13761670

NON-GAAP FINANCIAL MEASURES

EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income Per Share (“Adjusted EPS”), Adjusted Net Cash provided by operating activities (“free cash flow”) and net debt are not measures of financial performance under U.S. Generally Accepted Accounting Principles (“GAAP”) and should not be considered substitutes for the GAAP measures net income (for EBITDA, Adjusted EBITDA and Adjusted Net Income), net income per share (for Adjusted EPS), net cash provided by operating activities (for free cash flow), or total debt (for net debt), which the Company considers to be the most directly comparable GAAP measures. These non-GAAP financial measures have limitations as analytical tools, and when assessing the Company’s operating performance, readers should not consider these non-GAAP financial measures in isolation or as substitutes for net income, diluted earnings per share, net cash provided by operating activities or other consolidated income statement data prepared in accordance with GAAP. Other companies in the Company’s industry may define or calculate these non-GAAP financial measures differently than the Company does, and accordingly, these measures may not be comparable to similarly titled measures used by other companies.

EBITDA: The Company defines EBITDA as net income before interest, taxes, depreciation, and amortization. The Company believes EBITDA to be relevant and useful information to its investors because it provides additional information in assessing the Company’s financial operating results. The Company’s management uses EBITDA in evaluating operating performance, ability to service debt, and ability to fund capital expenditures and pay dividends. However, EBITDA has certain limitations in that it does not reflect the impact of certain expenses on the Company’s consolidated statements of income, including interest expense, which is a necessary element of the Company’s costs because the Company has borrowed money in order to finance operations, income tax expense, which is a necessary element of costs because taxes are imposed by law, and depreciation and amortization, which are necessary elements of costs because the Company uses capital assets to generate income. EBITDA should be considered in addition to, and not as a substitute for, or superior to, operating income, net income or other measures of financial performance prepared in accordance with GAAP. Furthermore, the Company’s definition of EBITDA may not be comparable to similarly titled measures reported by other companies.

Adjusted EBITDA: The Company defines Adjusted EBITDA as net income before interest, taxes, depreciation, amortization, transaction-related acquisition and integration expenses, and non-recurring items. The Company believes that Adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of expenses that do not relate to ongoing business performance, and that the presentation of this measure enhances an investor’s understanding of its financial performance.

Adjusted EBITDA has important limitations as analytical tools. For example, Adjusted EBITDA:

•	does not reflect any cash capital expenditure requirements for the assets being depreciated and amortized, which assets may have to be replaced in the future;

•	does not reflect changes in, or cash requirements for, the Company’s working capital needs;

•	excludes the impact of certain cash charges resulting from matters the Company considers not to be indicative of its ongoing operations;

•	does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on the Company’s debt; and

•	excludes certain tax payments that may represent a reduction in available cash.

Adjusted Net Income and Adjusted EPS: We believe Adjusted Net Income and Adjusted EPS are important measures of our recurring operations as they exclude items that may not be indicative of our core operating results. These measures represent GAAP net income and diluted net income per share adjusted for the impact of certain items directly related to acquisitions and other non-recurring items. These adjustments include: (i) the amortization of acquired intangibles; (ii) acquisition and integration charges and other non-recurring items; and (iii) the related tax effect. We specifically exclude amortization of acquired intangibles because it is generally a fixed non-cash expense that can be significantly impacted by the timing and/or size of acquisitions and management does not use this measure to evaluate the Company’s core operating results. Although the Company excludes the amortization of acquired intangibles from Adjusted Net Income and Adjusted EPS, management believes that it is important for investors to understand that such intangible assets were recorded as part of acquisition accounting and contribute to revenue generation.

Free Cash Flow: Free cash flow is calculated as net cash provided by operating activities less capital expenditures. The Company believes that free cash flow is an important financial measure for use in evaluating financial performance because it measures the Company’s ability to generate additional cash from its business operations.

Net Debt: Net debt is calculated as total debt, excluding debt issuance costs minus cash and cash equivalents, and Leverage Ratio is calculated as Net Debt divided by trailing 12 months Adjusted EBITDA. The Company believes that Net debt and Leverage Ratio are important financial measures for use in measuring the Company’s financial performance relative to its level of debt.

A reconciliation of each non-GAAP measure to the most directly comparable GAAP measure is set forth below.

ABOUT INNOVATIVE AEROSYSTEMS

Headquartered in Exton, Pa., Innovative Aerosystems is a U.S.-based company specializing in the engineering, manufacturing, and supply of advanced avionic solutions. Its extensive global product reach and customer base span commercial, business, and military aviation markets, catering to both airframe manufacturers and aftermarket services for fixed-wing and rotorcraft applications. IA offers cutting-edge, cost-effective solutions while maintaining legacy product lines. The company is poised to leverage its experience to create growth opportunities in next-generation navigation systems, advanced flight deck and special mission displays, precise air data instrumentation, autothrottles, flight control computers, mission computers and software based situational awareness targeting autonomous flight. Supported by a robust portfolio of patents and the highest aircraft certification standards, IA is at the forefront of meeting the aerospace industry's demand for more sophisticated and technologically advanced products. For more information, please visit us at www.iascorp.com.

FORWARD-LOOKING STATEMENTS

In addition to the historical information contained herein, this press release contains “forward-looking statements” within the meaning of, and intended to be covered by, the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In this press release, the words “anticipates,” “believes,” “may,” “will,” “estimates,” “continues,” “anticipates,” “intends,” “forecasts,” “expects,” “plans,” “could,” “should,” “would,” “is likely,” “projected,” “might,” “potential,” “preliminary,” “provisionally,” references to “fiscal year 2026,” “guidance” “positioning” or “drivers” for fiscal 2026 and thereafter and “long term” or “longer-term” targets and “next phase of growth” information, and similar expressions, as they relate to the business or to its management, are intended to identify forward-looking statements, but they are not exclusive means of identifying them. All forward-looking statements are based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company including, without limitation, statements about: future revenue; financial performance and profitability; future business opportunities; the integration of the Honeywell product lines, including statements regarding the ongoing integration; plans to grow organically through new product development and related market expansion, as well as via acquisitions; the expansion of the Exton facility; and the timing of long-term programs remaining in production and continuing to generate future sales. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made. Because forward-looking statements are subject to assumptions, risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, the Company’s ability to efficiently integrate acquired and licensed product lines, including the Honeywell product lines, into its operations; a reduction in anticipated orders; an economic downturn; changes in the competitive marketplace and/or customer requirements; an inability to perform customer contracts at anticipated cost levels; market acceptance and demand for our products and programs; and other factors that generally affect the economic and business environments in which the Company operates. Such factors are detailed in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2025, as amended, and subsequent reports filed with the Securities and Exchange Commission. Many of the factors that will determine the Company’s future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

IR CONTACT

Paul Bartolai or Noel Ryan

ISSC@val-adv.com

INNOVATIVE SOLUTIONS AND SUPPORT, INC

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

	June 30,	September 30,
	2026	2025
ASSETS
Current assets
Cash and cash equivalents	$10,694,977	$2,693,595
Accounts receivable	15,984,217	12,956,476
Contract assets	1,735,266	5,320,353
Inventories	32,084,294	25,802,181
Prepaid inventory	—	2,562,297
Prepaid expenses and other current assets	3,931,931	1,392,398

Total current assets	64,430,685	50,727,300

Goodwill	15,773,104	6,703,104
Intangible assets, net	46,032,372	23,582,615
Property and equipment, net	20,682,675	18,804,536
Deferred income taxes	452,070	2,824,132
Other assets	586,248	718,466

Total assets	$147,957,154	$103,360,153

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Current portion of long-term debt, net	$5,642,850	$2,438,802
Accounts payable	9,816,404	3,578,411
Accrued expenses	4,863,119	8,161,967
Contract liabilities	1,371,909	2,481,929

Total current liabilities	21,694,282	16,661,109

Long-term debt, net	48,669,107	21,700,005
Other liabilities	396,497	396,497

Total liabilities	70,759,886	38,757,611

Commitments and contingencies (See Note 7)

Shareholders’ equity

Preferred stock, 10,000,000 shares authorized, $.001 par value, of which 200,000 shares are authorized as Class A Convertible stock. No shares issued and outstanding at June 30, 2026 and September 30, 2025	—	—

Common stock, $.001 par value: 75,000,000 shares authorized, 18,237,353 and 17,970,453 issued at June 30, 2026 and September 30, 2025, respectively	17,898	17,631

Additional paid-in capital	40,363,111	39,751,130
Retained earnings	40,277,231	28,294,753
Treasury stock, at cost, 339,644 shares at June 30, 2026 and at September 30, 2025, respectively	(3,460,972)	(3,460,972)

Total shareholders’ equity	77,197,268	64,602,542

Total liabilities and shareholders’ equity	$147,957,154	$103,360,153

INNOVATIVE SOLUTIONS AND SUPPORT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2026	2025	2026	2025
Net sales:
Product	$17,516,767	$16,601,648	$45,391,826	$39,765,914
Services	9,215,214	7,543,184	25,512,267	22,283,861
Total net sales	26,731,981	24,144,832	70,904,093	62,049,775

Cost of sales:
Product	8,587,572	11,548,790	22,436,958	23,087,398
Services	4,336,843	4,013,807	11,340,314	12,502,462
Total cost of sales	12,924,415	15,562,597	33,777,272	35,589,860

Gross profit	13,807,566	8,582,235	37,126,821	26,459,915

Operating expenses:
Research and development	1,877,680	916,829	4,994,643	2,891,793
Selling, general and administrative	5,901,260	4,151,074	14,867,731	11,725,652
Total operating expenses	7,778,940	5,067,903	19,862,374	14,617,445

Operating income	6,028,626	3,514,332	17,264,447	11,842,470

Interest expense	(1,017,073)	(407,459)	(2,022,004)	(1,221,926)
Interest income	5,585	4,623	13,408	14,501
Other income	—	—	64,100	6
Income before income taxes	5,017,138	3,111,496	15,319,951	10,635,051

Income tax expense	527,815	667,682	3,337,473	2,118,703

Net income	$4,489,323	$2,443,814	$11,982,478	$8,516,348

Net income per common share:
Basic	$0.25	$0.14	$0.67	$0.49
Diluted	$0.25	$0.14	$0.66	$0.48

Weighted average shares outstanding:
Basic	17,883,090	17,601,814	17,792,981	17,554,824
Diluted	18,270,332	17,835,748	18,212,038	17,709,795

Reconciliation of Net Income to
EBITDA and Adjusted EBITDA

	Three Months Ended June 30,		Nine Months Ended June 30,
	2026	2025	2026	2025
Net Income	$4,489,323	$2,443,814	$11,982,478	$8,516,348
Income tax expense	527,815	667,682	3,337,473	2,118,703
Interest expense	1,017,073	407,459	2,022,004	1,221,926
Depreciation and amortization	1,299,934	820,410	3,291,520	2,825,051
EBITDA	$7,334,145	$4,339,365	$20,633,475	$14,682,028
Acquisition related costs	240,035	68,000	1,040,495	415,780
Other strategic initiatives	125,000	-	199.937	104,977
Adjusted EBITDA	$7,699,180	$4,407,365	$21,873,907	$15,202,785

Reconciliation of Net Income to
EBITDA and Adjusted EBITDA

	Three Months Ended June 30,		Nine Months Ended June 30,
	2026	2025	2026	2025

EBITDA Margin *	27%	18%	29%	24%
Adjusted EBITDA Margin **	29%	18%	31%	25%

* EBITDA Margin is defined as EBITDA divided by total revenue

** Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by total revenue

Reconciliation - GAAP Net Income and
GAAP income per share to Adjusted
Net Income and Adjusted EPS

	Three Months Ended June 30,
	2026		2025
(Unaudited)	Amount	Per Share	Amount	Per Share
GAAP net income and EPS	$4,489,323	$0.25	$2,443,814	$0.14
Amortization of acquired Intangibles	1,299,934	0.08	552,757	0.03
Acquisition related costs	240,035	0.01	68,000	0.00
Other strategic initiatives	125,000	-	~~-~~	0.00
Tax impact of adjustments*	(175,159)	(0.01)	(125,058)	(0.01)
Adjusted Net Income and Adjusted EPS*	$5,979,133	$0.33	$2,939,513	$0.16

*The blended effective tax rates were approximately
10.5% and 21.5% for the three months ended June
30, 2026 and 2025, respectively.

	Three Months Ended June 30,
	2026	2025
Weighted average shares outstanding
Basic	17,883,090	17,601,814
Diluted	18,270,332	17,835,748

Reconciliation - GAAP Net Income and
GAAP income per share to Adjusted
Net Income and Adjusted EPS

	Nine Months Ended June 30,
	2026		2025
(Unaudited)	Amount	Per Share	Amount	Per Share
GAAP net income and EPS	$11,982,478	$0.66	$8,516,348	$0.48
Amortization of acquired Intangibles	3,291,520	0.18	1,662,915	0.10
Acquisition related costs	1,040,495	0.07	415,780	0.02
Other strategic initiatives	199,937	-	104,977	0.01
Tax impact of adjustments*	(476,772)	(0.03)	(1,748,643)	(0.10)
Adjusted Net Income and Adjusted EPS*	$16,037,658	$0.88	$8,951,377	$0.51

*The blended effective tax rates were approximately
21.8% and 19.9% for the mome months ended
March 31, 2026 and 2025, respectively.

	Nine Months Ended June 30,
	2026	2025
Weighted average shares outstanding
Basic	17,792,981	17,554,824
Diluted	18,212,038	17,709,975

Free Cash Flow

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Operating Cashflow	$5,089,799	$7,206,836	$15,540,729	$10,336,200
Capital Expenditures	475,514	3,687,913	3,209,906	5,504,928
Free Cashflow	$4,614,285	$3,518,923	$12,330,823	$4,831,272

Net Debt

	As of June 30,
	2026	2025
Total Debt*	$54,500,000	$23,258,511
Cash	10,694,977	601,759
Net Debt*	$48,360,843	$22,656,752
* Excludes capitalized debt fees

Leverage Ratio

	As of June 30,
	2026		2025
Net Debt	$43,805,023		$22,656,752
Divided by trailing twelve months Adjusted EBITDA	31,506,083		20,833,461
Leverage Ratio**	1.4	x	1.1	x

** Leverage Ratio is calculated as Net Debt divided by trailing 12 months
      Adjusted EBITDA